Execution Version

DT MIDSTREAM, INC.,

as Issuer,

AND EACH OF THE GUARANTORS PARTY HERETO

5.800% SENIOR SECURED NOTES DUE 2034

INDENTURE

Dated as of December 6, 2024

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent

TABLE OF CONTENTS

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EXHIBITS

Exhibit A FORM OF NOTE

Exhibit B FORM OF CERTIFICATE OF TRANSFER

Exhibit C FORM OF CERTIFICATE OF EXCHANGE

Exhibit D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL

ACCREDITED INVESTOR

Exhibit E FORM OF SUPPLEMENTAL INDENTURE

Exhibit F FORM OF SECURITY AGREEMENT

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INDENTURE, dated as of December 6, 2024, among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”), and as collateral agent (in such capacity, the “Notes Collateral Agent”).

RECITALS

The Issuer has duly authorized the creation of an issue of $650,000,000 aggregate principal amount of 5.800% Senior Secured Notes due 2034 issued on the date hereof (the “Initial Notes”), and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture. The obligations of the Issuer with respect to the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observation of each covenant and agreement under this Indenture on the part of the Issuer to be performed or observed will become unconditionally and irrevocably guaranteed by the Guarantors and to provide therefor each of the Guarantors has duly authorized the execution and delivery of this Indenture. The Issuer, the Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (i) the Initial Notes and (ii) any Additional Notes (as defined herein) that may be issued from time to time under this Indenture.

All things necessary have been done to make the Initial Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantors, in accordance with their and its terms.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the OID Legend, if applicable, deposited with the Custodian and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquisition” means the transactions contemplated by the Purchase and Sale Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.07 hereof, as part of the Initial Notes, whether or not they bear the same CUSIP or ISIN number as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise;

provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Aggregate Secured Debt” means, as of the date of determination, the sum of (1) the aggregate principal amount of Indebtedness of the Issuer and the Guarantors secured by Liens (other than Permitted Post-Release Liens) that is not permitted by subsection (b) of Section 4.07 and (2) the Attributable Indebtedness of the Issuer and the Guarantors in respect of Sale and Lease-Back Transactions entered into after the occurrence of a Release Event pursuant to subsection (b) of Section 4.08.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Indebtedness” when used in connection with a Sale and Lease-Back Transaction relating to a Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), computed by discounting from the respective due dates to such date such total net amount of rent at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the rate per annum equal to the weighted average interest rate per annum borne by the Notes outstanding pursuant to this Indenture compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The term “Beneficially Owns” has a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock or unit purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)            with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)            with respect to a partnership, the board of directors of the general partner of the partnership;

(3)            with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease” means in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP as in effect prior to the adoption of ASU No. 2016-02 “Leases (Topic 842)”and ASU No. 2018-11 “Leases (Topic 842)”, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. Notwithstanding the foregoing, any lease that would have been recorded as a Capital Lease if it had been entered into prior to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall not be a Capital Lease whether or not so designated in accordance with GAAP as in effect at the time of the execution of such lease.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Issuer and its Subsidiaries taken as a whole to any “person”

(as that term is used in Section 13(d) of the Exchange Act), but excluding any employee benefit plan of the Issuer or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan), other than a Subsidiary of the Issuer;

(2)            the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3)            any “person” or group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than an entity owned directly or indirectly by the stockholders of the Issuer in substantially the same proportion as their ownership of stock of the Issuer prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means the occurrence of (i) a Change of Control and (ii) a decrease in the rating of the Notes by one or more gradations by both Rating Agencies to a rating that is below Investment Grade within 60 days after the earlier of (x) a Change of Control or (y) the date of public notice of the occurrence of a Change of Control (which 60 day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency); provided, however, that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control) unless the Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Issuer or the Trustee in writing that the reduction was, in whole or in part, the result of the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Change of Control Triggering Event).

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearance agency.

“Collateral” means all the assets and properties subject to the Liens created by the Note Security Documents.

“Company Order” means a written order delivered to the Trustee by the Issuer and executed on its behalf by an Officer of the Issuer.

“Consolidated EBITDA” means, for any period, an amount equal to (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) taxes based on or measured by income, (ii) Interest Expense, (iii) transaction expenses and fees related to (A) the Transactions (including, without limitation, financing fees and expenses), (B) the consummation, or anticipated consummation, of any Specified Material Acquisition or Specified Material Disposition, and (C) the issuance of any Equity Interests or Indebtedness, and any amendments, supplements, waivers, or consents with respect thereto, and (iv) depreciation and amortization expense plus

(c) non-cash compensation expenses minus (d) any amounts previously added to Consolidated EBITDA pursuant to clause (c) above during a prior period to the extent they are paid in cash during the current period; provided that in the event the Issuer or any of its Subsidiaries (other than Unrestricted Subsidiaries) undertakes a Material Project, a Material Project Consolidated EBITDA Adjustment may be added to Consolidated EBITDA at the Issuer’s option (acting reasonably) relating to such Material Project; provided further that the aggregate amount of all Material Project Consolidated EBITDA Adjustments during any period does not exceed 20% of the total actual Consolidated EBITDA of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries) for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project Consolidated EBITDA Adjustments); provided further that Consolidated EBITDA shall be calculated on a pro forma basis upon the consummation of any Specified Material Acquisition or Specified Material Disposition.

“Consolidated First Lien Indebtedness” means, as of any date of determination, Net Debt on such date that is secured by a first priority Lien on any property or assets of the Issuer or any of its Subsidiaries (other than Unrestricted Subsidiaries).

“Consolidated Net Income” means, for any period, an amount equal to (a) the net income of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries) for such period determined on a consolidated basis in accordance with GAAP plus, without duplication, (b) the amount of cash dividends and cash distributions actually received during such period by the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries) on a consolidated basis from unconsolidated subsidiaries of the Issuer or other Persons; provided, that Consolidated Net Income shall not include (i) extraordinary gains or extraordinary losses, (ii) net gains and losses in respect of dispositions of assets other than in the ordinary course of business, (iii) gains or losses attributable to write-ups or write-downs of assets, including hedging and derivative activities in the ordinary course of business, (iv) unusual or non-recurring non-cash gains, charges or losses, or (v) the cumulative effect of a change in accounting principles, all as reported in the Issuer’s consolidated statement(s) of operations for the relevant period(s) prepared in accordance with GAAP.

“Consolidated Net Secured Debt” means, as of any date of determination, Net Debt on such date that is secured by a Lien on any property or assets of the Issuer or any of its Subsidiaries (other than Unrestricted Subsidiaries).

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, consolidated net tangible assets shall be adjusted to reflect any increases or decreases in consolidated net tangible assets as a result of acquisitions and dispositions that have occurred during the period from the date of the most recent balance sheet through the applicable date of determination, including the transaction being tested under this Indenture.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any time its corporate trust business in relation to this Indenture shall be administered, which office at the date hereof is located at 535 Griswold Street, Suite 550, Detroit, Michigan 48226, Attention: Global Corporate Trust , and for purposes of Section 2.03 and Section 4.02 hereof such office shall also mean the office or agent of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Global Corporate Trust, or such other address in the continental United States as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office in the continental United States of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Agreement” means the Credit Agreement, dated June 10, 2021, among the Issuer, the lenders party thereto, the letter of credit issuers thereto and Barclays Bank PLC, as administrative agent and collateral agent, and various other parties acting as joint bookrunner, joint lead arranger or in various agency capacities, as amended by the First Incremental Revolving Facility Amendment and Amendment No. 1 to Credit Agreement, dated as of October 19, 2022, among the Issuer, the lenders party thereto, the letter of credit issuers party thereto and Barclays Bank PLC, as administrative agent and collateral agent, Amendment No. 2 to Credit Agreement, dated as of June 27, 2023, between the Issuer and Barclays Bank PLC, as administrative agent and collateral agent, and Amendment No. 3 to Credit Agreement, dated as of November 25, 2024, among the Issuer, the lenders party thereto and Barclays Bank PLC, as administrative agent, as the same may be further amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Agreement Collateral Agent” means the collateral agent for the lenders and other secured parties under the Credit Agreement, together with its successors and permitted assigns under the Credit Agreement.

“Credit Facilities” means, (i) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or other counterparties providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, (ii) debt securities sold to institutional investors, and/or (iii) Hedging Obligations with any counterparties, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Asset” means:

(1)            any lease, license, permit, governmental authorization, contract, property right or agreement if the grant of a Lien thereon (i) gives any other person party thereto (other than the Issuer or any Subsidiary thereof) the right to terminate its obligations thereunder, (ii) constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer or any Guarantor therein or (iii) constitutes or result in a breach or termination pursuant to the terms of, or a default under, such agreement (other than to the extent rendered ineffective under the UCC);

(2)            any property and assets the pledge of which is prohibited by any legal requirement or would require governmental consent, approval, license or authorization (except to the extent ineffective under applicable law);

(3)            any property subject to a purchase money Lien or a capital lease not prohibited pursuant to the indenture if the agreement granting such Lien prohibits or requires the consent of any person (other than the Issuer or any Subsidiary) as a condition to the creation of any other Lien thereon, for so long as the applicable indebtedness has not been repaid in full or the applicable prohibition or consent requirement has not been removed or terminated;

(4)            real property other than Fee-Owned Real Property (other than any improvements or easements, rights-of-way or similar interests that are located on any Fee-Owned Real Property and, in the case of any such easements, rights-of-way or similar interests, that are necessary for ingress or egress thereto);

(5)            motor vehicles, aircraft, rolling stock and vessels and any other assets subject to certificates of title (other than to the extent that a security interest in such property can be effected by the filing of a UCC-1 financing statement);

(6)            any ‘‘intent-to-use’’ application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a ‘‘Statement of Use’’ pursuant to Section 1(d) of the Lanham Act or an ‘‘Amendment to Allege Use’’ pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(7)            customary excluded accounts (including de minimis excluded accounts with an average monthly balance of less than $1.0 million individually and $5.0 million in the aggregate);

(8)            property located or titled in any non-U.S. jurisdiction (other than to the extent that a security interest in such property can be effected by the filing of a UCC-1 financing statement);

(9)            those properties and assets as to which the Administrative Agent (as defined in the Credit Agreement) has determined, in respect of the Credit Agreement, in its reasonable discretion that the costs or burden of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby;

(10)         voting equity interests of any (i) Foreign Subsidiary or (ii) any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests or indebtedness of one or more Foreign Subsidiary that are “controlled foreign corporations” (“CFC”) within the meaning of Section 957 of the Internal Revenue Code of 1986 (each under this clause (ii) a “Specified Excluded Subsidiary”), in each case, representing more than 65% of the voting power of all outstanding Equity Interests of such Subsidiary; and

(11)         any asset of any CFC and any asset of any Specified Excluded Subsidiary.

“Existing Liens” means Liens on the property or assets of the Issuer and/or any of its Subsidiaries existing on the date of this Indenture securing Indebtedness of the Issuer or any of its Subsidiaries (other than Liens incurred pursuant to clause (1) of the definition of “Permitted Liens”).

“Fee-Owned Real Property” means Real Property owned by Issuer or any Guarantor in fee and shall exclude all other interests in Real Property including, without limitation, easements, rights-of-way, servitudes, permits, leases, pipelines, pipeline interconnections, mineral rights, sand interests, water rights, sub-surface leases, compressor stations or similar improvements on land, logging rights, and other similar rights on, over or in respect of any of the Real Property, in each case, other than any improvements or easements, rights-of-way or similar interests that are located on any Real Property constituting Fee-Owned Real Property and, in the case of any such easements, rights-of-way or similar interests, that are necessary for ingress or egress thereto.

“First Lien Net Leverage Ratio” means as of any date of determination (for purposes of this definition, the “Calculation Date”), the ratio of (a) Consolidated First Lien Indebtedness as of such date to (b) the Consolidated EBITDA of the Issuer for the four most recent full fiscal quarters ending immediately prior to such date for which financial statements are publicly available, with such adjustments as set forth in the definition of “Secured Net Leverage Ratio”.

“Fitch” means Fitch Ratings, Inc. or any successor entity.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under this Indenture and shall not be deemed to constitute a capitalized lease or Indebtedness hereunder.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes registered in the name of the Depositary or its nominee, deposited with the Custodian, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 or 2.06 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Issuer’s option.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided that standard contractual indemnities which do not relate to Indebtedness shall not be considered a guarantee.

“Guarantors” means each of:

(1)            the Issuer’s Subsidiaries that guarantee the Notes on the date of this Indenture; and

(2)            any other Subsidiary of the Issuer that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture,

in each case, and their respective successors and permitted assigns, and until such time as they are released pursuant to the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

(1)            interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2)            other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)            foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Subsidiaries entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred;

(4)            any commodity futures contract, commodity option, commodity swap agreement or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Subsidiaries at the time; and

(5)            other agreements or arrangements designed to protect such Person or any of its Subsidiaries against fluctuations in currency exchange rates or commodity prices.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Hydrocarbons” means crude oil, natural gas, natural gas liquids, casinghead gas, drip gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” of any Person means, without duplication, all of the following, whether or not included as Indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            the amount available to be drawn under all letters of credit (including standby and commercial) (other than letter of credit obligations relating to indebtedness included in Indebtedness pursuant to another clause of this definition) and, without duplication, the unreimbursed amount of all drafts drawn thereunder;

(c)            all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) obligations in respect of earn-outs and purchase price adjustments not treated as a liability on the balance sheet of such Person in accordance with GAAP);

(d)            debt (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including debt arising under conditional sales or other title retention agreements), whether or not such debt shall have been assumed by such Person or is limited in recourse to the extent of the lesser of the amount of such debt and the net book value of the assets so secured;

(e)            all Capital Lease Obligations of such Person;

(f)             to the extent required to be included on the Issuer’s consolidated balance sheet as debt or liabilities in accordance with GAAP, Synthetic Lease Obligations; and

(g)            all Guarantees of such Person in respect of any of the foregoing to the extent of the lesser of the amount of such Indebtedness and the amount of such Guarantee.

For all purposes hereof, the Indebtedness of the Issuer shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Issuer or any Subsidiary (other than any Unrestricted Subsidiary) of the Issuer is a general partner or a joint venturer (provided, however, for the avoidance of doubt, as used in this sentence “joint venturer” shall not include a limited partner in a limited partnership), unless such Indebtedness is expressly made non-recourse to the Issuer or its Subsidiary (other than an Unrestricted Subsidiary), as applicable.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the Recitals of this Indenture.

“Initial Purchasers” means, with respect to the Initial Notes, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, BofA Securities, Inc., Wells Fargo Securities, LLC, Fifth Third Securities, Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc. and Truist Securities, Inc. and, with respect to any Additional Notes, the initial purchasers thereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, dated as of April 11, 2022 (as amended, modified or supplemented from time to time), among the Issuer, the Guarantors, the Credit Agreement Collateral Agent, and the other Additional Priority Debt Representatives (as defined in the Intercreditor Agreement) from time to time party thereto, to which the Trustee shall become a party pursuant to a joinder to be executed on the Issue Date (the “Intercreditor Agreement Joinder”).

“Interest Expense” means for any period, the sum of (a) gross interest expense of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries) for such period determined on a consolidated basis in accordance with GAAP, plus, without duplication, (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalized interest of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries).

“Investment Grade” means a rating of (i) Baa3 or better by Moody’s, (ii) BBB - or better by S&P, (iii) BBB - or better by Fitch, (iv) the equivalent of such rating by such organization or (v) if another Rating Agency has been selected by the Issuer, the equivalent of such rating by such other Rating Agency.

“Investment Grade Event” means (i) the senior, unsecured, non-credit enhanced, long-term debt securities of the Issuer are rated Investment Grade by any two of the three Rating Agencies; (ii) the Notes are rated Investment Grade by any two of the three Rating Agencies after giving effect to the proposed release of all of the Collateral securing the Notes; (iii) all Liens securing Obligations under the Credit Agreement shall be released substantially concurrently; and (iv) no Event of Default shall have occurred and be continuing.

“Issue Date” means December 6, 2024.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset:

(1)            any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;

(2)            the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

(3)            in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.

“Material Project” means the construction or expansion of any capital project (including any series of projects which constitutes a single capital project) of the Issuer or its Subsidiaries (other than Unrestricted Subsidiaries), the aggregate capital cost of which (including capital costs expended prior to the acquisition by the Issuer or its Subsidiary (other than any Unrestricted Subsidiary), as applicable, and including capital costs expended prior to the construction or expansion of such asset) exceeds $15,000,000.

“Material Project Consolidated EBITDA Adjustment” means with respect to each Material Project of the Issuer or a Subsidiary of the Issuer (other than an Unrestricted Subsidiary):

(a)            prior to the date on which a Material Project is substantially complete and commercially operable (the “Commercial Operation Date”) (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (equal to the then-current completion percentage of such Material Project) of an amount that is the Consolidated EBITDA of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries) projected by the Issuer (acting reasonably) to be attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date (which shall be no later than twenty-four (24) months after the last day of the first fiscal quarter for which such Material Project Consolidated EBITDA Adjustment shall be included for purposes of calculating the First Lien Net Leverage Ratio or the Secured Net Leverage Ratio, as applicable), and other factors reasonably deemed appropriate by the Issuer), which may, at the Issuer’s option, be added to actual Consolidated EBITDA for the fiscal quarter in which construction of the Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA of the Issuer and its Subsidiaries attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) ninety (90) days or less, 0%, (ii) longer than ninety (90) days, but not more than one hundred and eighty (180) days, 25%, (iii) longer than one hundred and eighty (180) days, but not more than two hundred and seventy (270) days, 50%, (iv) longer than two hundred and seventy (270) days, but not more than three hundred and sixty-five (365) days, 75% and (v) longer than three hundred and sixty-five (365) days, 100%; and

(b)            beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for two immediately succeeding fiscal quarters, an amount that is the Consolidated EBITDA of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries) projected by the Issuer (acting reasonably) to be attributable to such Material Project (determined in the same manner as set forth in clause (a) above) for the balance of the four (4) full fiscal quarter period following such Commercial Operation Date, which may, at the Issuer’s option, be added to actual Consolidated EBITDA for such fiscal quarters (but net of any actual Consolidated EBITDA of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries) attributable to such Material Project following such Commercial Operation Date).

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Nationally Recognized Statistical Organization” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act.

“Net Debt” at any date means (a) Indebtedness of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries) described in clauses (a), (b) (solely with respect to unreimbursed amounts thereunder), (c), (d) and (e) of the definition of “Indebtedness” on such date minus (b)(i) unrestricted cash and Permitted Investments of the Issuer and the Guarantors and (ii) to the extent the associated Indebtedness is included in clause (a) above and has been outstanding for no more than thirty (30) Business Days, the amount of any cash proceeds of issuances of Indebtedness (net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection therewith) by the Issuer or a Subsidiary of the Issuer (other than an Unrestricted Subsidiary) that are held in a segregated escrow account of the Issuer or such Subsidiary (other than an Unrestricted Subsidiary) pending a tender or acquisition of outstanding Indebtedness (or similar process); provided that if any revolving loans are outstanding under the Credit Agreement at such time, the aggregate amount included in clause (b) shall not exceed $100,000,000.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Note Security Documents” means the Security Agreement and any mortgages, security agreements, pledge agreements or other instruments evidencing or creating Liens on the assets of the Issuer and the Guarantors to secure the obligations under the Notes and this Indenture, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Notes Secured Parties” means (i) the Holders of the Notes, (ii) the Trustee, (iii) the Notes Collateral Agent and (iv) any successors, endorsees, transferees and assigns of each of the foregoing.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final Offering Memorandum of the Issuer, dated November 21, 2024, with respect to the Initial Notes offered thereunder to the Initial Purchasers.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (or, if such Person is a limited partnership, the general partner of such Person).

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by any two of its Officers, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person that meets the requirements of Section 13.04 hereof.

“OID Legend” means the legend set forth in Section 2.06(g)(3) hereof to be placed on all Notes issued under this Indenture that have more than a de minimis amount of original issue discount for U.S. Federal income tax purposes.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 13.04 hereof. The counsel may be an employee of or counsel to the Issuer or its Subsidiaries.

“Permitted Investments” means, collectively, (a) marketable direct obligations issued or unconditionally Guaranteed by the United States or any agency thereof maturing within twelve (12) months from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred eighty (180) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred eighty (180) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a Nationally Recognized Statistical Organization, (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder and (e) money market investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 or having portfolio assets of at least $5,000,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses (a) through (d).

“Permitted Liens” means:

(1)            Liens securing Indebtedness of the Issuer or any Guarantor under one or more Credit Facilities in an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not exceeding the greatest of (a) $1.75 billion, (b) the sum of $1.35 billion and 20% of Consolidated Net Tangible Assets and (c) (i) in the case of Indebtedness under one or more Credit Facilities secured on a pari passu basis with the Notes, such amount as would not cause the First Lien Net Leverage Ratio to exceed 3.25 to 1.00, or (ii) in the case of Indebtedness under one or more Credit Facilities secured on a junior basis to the Notes, such amount as would not cause the Secured Net Leverage Ratio to exceed 3.5 to 1.0;

(2)            Existing Liens;

(3)            Liens securing Indebtedness of any Person that (a) is acquired by the Issuer or any of its Subsidiaries after the date of this Indenture, (b) is merged or amalgamated with or into the Issuer or any of its Subsidiaries after the date of this Indenture or (c) becomes consolidated in the financial statements of the Issuer or any of its Subsidiaries after the date of this Indenture in accordance with GAAP; provided, however, that in each case contemplated by this clause (3), such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation and is only secured by Liens on the Equity Interests and assets of, the Person (and Subsidiaries of the Person) acquired by, or merged or amalgamated with or into, or consolidated in the financial statements of, the Issuer or any of its Subsidiaries;

(4)            Liens securing Indebtedness of the Issuer or any Guarantor incurred to finance (whether prior to or within 365 days after) the acquisition, construction or improvement of assets (whether through the direct purchase of assets or through the purchase of the Equity Interests of any Person owning such assets or through an acquisition of any such Person by merger); provided, however, that such Indebtedness is only secured by Liens on the Equity Interests and assets acquired, constructed or improved in such financing (and related contracts, intangibles, and other assets that are incidental thereto or arise therefrom (including accessions thereto and replacements or proceeds thereof));

(5)            Liens in favor of the Issuer or any of its Subsidiaries;

(6)            Liens securing Hedging Obligations; provided that such agreements were not entered into for speculative purposes (as determined by the Issuer in its reasonable discretion acting in good faith);

(7)            Liens relating to current or future escrow arrangements securing Indebtedness of the Issuer or any Guarantor;

(8)            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Guarantor, including rights of offset and set-off;

(9)            Liens arising in relation to any securitization or other structured finance transaction where (a) the primary source of payment of any obligations of the Issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets) and (b) recourse to the Issuer in respect of such obligations is conditional on cash flow from such property or assets;

(10)         Refinancing Liens;

(11)         Liens securing the Notes (other than any additional Notes) and the Subsidiary Guarantees; and

(12)         other Liens, in addition to those permitted in clauses (1) through (11) above, securing Indebtedness having an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not to exceed the greater of (i) 5% of Consolidated Net Tangible Assets and (ii) $300.0 million.

Liens securing Indebtedness under the Credit Agreement existing on the date of this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above.

For purposes of determining compliance with Section 4.07 hereof, in the event that a Lien meets the criteria of more than one of the categories described in clauses (1) through (12) above, the Issuer (a) will be permitted, in its sole discretion, to (i) classify such Lien on the date of incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification) and (ii) divide and redivide the amount of such Lien arising among more than one of such clauses and (b) will only be required to include such Lien in one of any such clauses.

“Permitted Post-Release Liens” mean:

(1)            Liens securing Obligations in respect of the Notes outstanding on the effective date of the Release Event;

(2)            Liens in effect as of the effective date of the Release Event (other than Permitted Liens incurred pursuant to clause (1) and (12) of the definition thereof);

(3)            Liens securing Indebtedness of any Person that (a) is acquired by the Issuer or any of its Subsidiaries after the date of this Indenture, (b) is merged or amalgamated with or into the Issuer or any of its Subsidiaries after the date of this Indenture or (c) becomes consolidated in the financial statements of the Issuer or any of its Subsidiaries after the date of this Indenture in accordance with GAAP; provided, however, that in each case contemplated by this clause (3), such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation and is only secured by Liens on the Equity Interests and assets of, the Person (and Subsidiaries of the Person) acquired by, or merged or amalgamated with or into, or consolidated in the financial statements of, the Issuer or any of its Subsidiaries;

(4)            Liens securing Indebtedness of the Issuer or any Guarantor incurred to finance (whether prior to or within 24 months after) the acquisition, construction or improvement of assets (whether through the direct purchase of assets or through the purchase of the Equity Interests of any Person owning such assets or through an acquisition of any such Person by merger); provided, however, that such Indebtedness is only secured by Liens on the Equity Interests and assets acquired, constructed or improved in such financing (and related contracts, intangibles, and other assets that are incidental thereto or arise therefrom (including accessions thereto and replacements or proceeds thereof));

(5)            Liens in favor of the Issuer or any of its Subsidiaries;

(6)            Liens securing Hedging Obligations; provided that such agreements were not entered into for speculative purposes (as determined by the Issuer in its reasonable discretion acting in good faith);

(7)            Liens relating to current or future escrow arrangements securing Indebtedness of the Issuer or any Guarantor;

(8)            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Guarantor, including rights of offset and set-off;

(9)            Liens arising in relation to any securitization or other structured finance transaction where (a) the primary source of payment of any obligations of the Issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets) and (b) recourse to the Issuer in respect of such obligations is conditional on cash flow from such property or assets; and

(10)         Refinancing Liens.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility, and all related property, plant or equipment or other long-term assets used or useful in the ownership, development, construction or operation of such building, structure or other facility owned or leased by the Issuer or any Guarantor and having a net book value in excess of 1.0% of Consolidated Net Tangible Assets, except any such building, structure or other facility (or related property, plant or equipment) that in the reasonable opinion of the Issuer is not of material importance to the business conducted by the Issuer and its consolidated Subsidiaries, taken as a whole.

“Priority Obligations” has the meaning given to such term in the Intercreditor Agreement.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1)(A) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, without duplication, with respect to any period, reductions in costs and related adjustments that have been actually realized or are projected by the Issuer’s Chief Financial Officer in good faith to result from reasonably identifiable and factually supportable actions or events, but only if such reductions in costs and related adjustments are so projected by the Issuer to be realized during the consecutive four-quarter period commencing after the transaction giving rise to such calculation.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of November 19, 2024, by and among ONEOK Partners Intermediate Limited Partnership, Border Midwestern Company and DTM Interstate Transportation, LLC.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (i) each of Moody’s, S&P and, solely for purposes of the collateral release provisions, Fitch and (ii) if any of Moody’s, S&P or, if applicable, Fitch, ceases to rate the Notes or fails to make a rating of the Notes publicly available, a Nationally Recognized Statistical Organization selected by the Issuer which shall be substituted for Moody’s, S&P or Fitch, as the case may be.

“Real Property” means, collectively, all right, title and interest of the Issuer or any other Guarantors in and to any and all parcels of real property owned or leased by Issuer or any other Guarantors together with all improvements and appurtenant fixtures, easements, other property and rights incidental to the ownership, lease or operation thereof.

“Refinancing Liens” means Liens granted in connection with amending, extending, modifying, renewing, replacing, refunding or refinancing in whole or in part any Indebtedness secured by Liens described in the definitions of “Permitted Liens” and “Post-Release Permitted Liens”; provided that Refinancing Liens do not extend to property or assets other than property or assets of the type that were subject to the original Lien or secure Indebtedness having a principal amount in excess of the amount of Indebtedness being extended, renewed, replaced or refinanced, plus the amount of any fees and expenses (including premiums) related to any such extension, renewal, replacement or refinancing.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Release Event” means, with respect the Notes, the occurrence of an event (including an Investment Grade Event) as a result of which all Collateral securing the Notes is permitted to be released in accordance with the terms of this Indenture and the Note Security Documents, it being understood that any action taken by the Issuer or its Affiliates to, solely at its option, provide Collateral to secure the Notes that is not required to be provided pursuant to the terms of this Indenture and the Note Security Documents, shall not be deemed to cause such Release Event to not have occurred.

“Release Period” means the period of time between the Release Event and the Reversion Date.

“Responsible Officer” when used with respect to the Trustee or the Notes Collateral Agent, as applicable, means any officer within the corporate trust administration of the Trustee or the Notes Collateral Agent, as applicable (or any successor group of the Trustee or the Notes Collateral Agent, as applicable) or any other officer of the Trustee or the Notes Collateral Agent, as applicable, customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note that is a Restricted Note.

“Restricted Global Note” means a Global Note that is a Restricted Note.

“Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note. Restricted Notes are required to bear the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Guarantor of any Principal Property, which property has been or is to be sold or transferred by the Issuer or such Guarantor to such Person, other than (1) any such transaction involving a lease for a term of not more than three years, (2) any such transaction between the Issuer and any Subsidiary of the Issuer or between Guarantors or (3) any such transaction executed by the time of or within 180 days after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property.

“SEC” means the Securities and Exchange Commission.

“Secured Net Leverage Ratio” means, as of any date of determination (for purposes of this definition, the “Calculation Date”), the ratio of (a) the Consolidated Net Secured Debt as of such date to (b) the Consolidated EBITDA of the Issuer for the four most recent full fiscal quarters ending immediately prior to such date for which financial statements are publicly available. For purposes of making the computation referred to above:

(1)            investments and acquisitions that have been made by the Issuer or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the Issuer or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

(2)            the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)            any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such four-quarter period; and

(4)            any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such four-quarter period.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of December 6, 2024, among the Issuer, each Guarantor, the Notes Collateral Agent and the other parties thereto from time to time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Specified Material Acquisition” means any investment or acquisition (or series of related investments or acquisitions) made by the Issuer or its Subsidiaries (other than Unrestricted Subsidiaries) of property (including of Equity Interests) that involves consideration in excess of $10,000,000.

“Specified Material Disposition” means any sale, transfer or other disposition (or series of related sales, transfers or dispositions) made by the Issuer or its Subsidiaries (other than Unrestricted Subsidiaries) of property (including of Equity Interests) that involves consideration in excess of $10,000,000.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)            any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)            any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer any of its Subsidiaries shall be a Swap Agreement.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Total Assets” means the total assets of the Issuer and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, the total assets of the Issuer and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the most recent balance sheet through the applicable date of determination, including the transaction being tested under this Indenture.

“Transactions” means, collectively, (a) the separation the Issuer from DTE Energy Company, the distribution of all of the common stock of the Issuer to the shareholders of DTE Energy Company and certain other restructuring transactions in connection therewith, (b) the execution and delivery of the Credit Agreement and related documents and the initial borrowings under the Credit Agreement and (c) the payment of all fees and expenses owing in connection with the foregoing.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15”(or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal”(or any successor caption or heading) (“H.15 TCM”).

In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” means U.S. Bank Trust Company, National Association in its capacity as such, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Unrestricted Subsidiary” means each Subsidiary of the Issuer that has been designated as an Unrestricted Subsidiary under the Credit Agreement.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02.          Other Definitions.

Term	Defined in Section
“Acquisition Outside Date”	3.08(a)
“Action”	11.09(v)
“Alternate Offer”	4.10(c)
“Applicable Law”	13.14
“Authentication Order”	2.02
“CERCLA”	11.09(q)
“Change of Control Offer”	4.10(a)
“Change of Control Payment”	4.10(a)
“Change of Control Payment Date”	4.10(a)
“Covenant Defeasance”	8.03
“DTC”	2.03(b)
“Event of Default”	6.01(a)
“Foreign Collateral”	11.09(cc)
“Legal Defeasance”	8.02(a)
“Note Security Document Order”	11.09(r)
“Par Call Date”	3.07(b)
“Paying Agent”	2.03(a)
“Payment Default”	6.01(a)(5)(i)
“Redemption Date”	3.07(b)(1)
“Redemption Notice Date”	3.08(b)
“Registrar”	2.03(a)
“Related Person”	11.09(b)
“Shared Collateral”	11.02(a)(6)
“Special Mandatory Redemption”	3.08(a)
“Special Mandatory Redemption Date”	3.08(b)
“Special Mandatory Redemption Event”	3.08(a)
“Special Mandatory Redemption Price”	3.08(a)
“TIA”	7.02(h)

Section 1.03.          Rules of Construction. Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            words in the singular include the plural, and in the plural include the singular;

(5)            both “shall” and “will” shall be interpreted to express a command, and no distinction of meaning is intended between these two words;

(6)            provisions apply to successive events and transactions; and

(7)            references to sections of or rules under the Securities Act or Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01.          Form and Dating.

(a)            General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)            Global Notes. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Notes, and any Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes. Notes in global form will be substantially in the form of Exhibit A hereto, (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)            Definitive Notes. Notes initially issued to or transferred to affiliates (as defined in Rule 144) of the Issuer shall only be issued in definitive form. All Definitive Notes will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note”, attached thereto).

Notwithstanding any other provision of this Article 2, any issuance of Definitive Notes shall be at the Issuer’s discretion, except in the circumstances set forth in this Section 2.01(c) and in Section 2.06.

Section 2.02.          Execution and Authentication. At least one Officer must sign the Notes on behalf of the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, such Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual or electronic signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by two Officers of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate the Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03.          Registrar and Paying Agent.

(a)            The Issuer will maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency in the continental United States where the Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)            The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)            The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent at the Corporate Trust Office of the Trustee and to act as Custodian with respect to the Global Notes.

Section 2.04.          Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee, the Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) will have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05.          Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of the Notes. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes.

Section 2.06.          Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof if:

(1)            the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;

(2)            the Issuer, at its option but subject to the requirements of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; or

(3)            there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes .

Upon the occurrence of either of the preceding events in (1) or (2) in this Section 2.06(a), Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.

A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)            Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subclause (1) or (2) below, as applicable, as well as one or more of the other following subclauses of this Section 2.06, as applicable:

(1)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)            All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

(A)           both:

(i)              a written order from a participant or an indirect participant in the Depositary given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given in accordance with the Applicable Procedures containing information regarding the participant account to be credited with such increase; or

(B)           both:

(i)              a written order from a participant or an indirect participant in the Depositary given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)            Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:

(i)              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note , then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(ii)            if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note , then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, and if such transfer occurs prior to the expiration of the Restricted Period, then the transferee must hold such beneficial interest through either Clearstream or Euroclear (as indirect participants in the Depositary).

(c)            Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note , then, upon receipt by the Registrar of the following documentation:

(i)              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (b) thereof;

(ii)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iii)          if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(iv)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(v)            if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subclauses (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(vi)          if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(vii)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d)            Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note , then, upon receipt by the Registrar of the following documentation:

(i)              If the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note , a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (b) thereof;

(ii)            If such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(iii)          If such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note , the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note , in the case of clause (ii) above, the 144A Global Note , and in the case of this clause (iii), the Regulation S Global Note.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes . Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(i)              if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(ii)            if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(iii)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(f)             [Reserved].

(g)            Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)            Private Placement Legend.

(A)           Unless and until the Issuer determines and there is delivered to the Trustee an Opinion of Counsel and a letter of representation of the Issuer to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

Each Note being sold pursuant to Regulation S shall also bear an additional legend substantially to the following effect:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUE OF THESE NOTES.”

(2)            Global Note Legend. The Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)            OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal income tax purposes will bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: DT Midstream, Inc., 500 WOODWARD aVE., SUITE 2900, Detroit, MI 48226, ATTENTION: INVESTOR RELATIONS.”

(h)            Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes , the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note , such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)              General Provisions Relating to Transfers and Exchanges.

(1)            To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order or at the Registrar’s request.

(2)            No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10 and 9.04 hereof).

(3)            [Reserved].

(4)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)            Neither the Registrar nor the Issuer will be required:

(A)           to issue, to register the transfer of or to exchange, any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)            The Trustee will authenticate Global Notes and Definitive Notes for original issue in accordance with the provisions of Section 2.02 hereof.

(8)            All certifications, certificates, Opinions of Counsel and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by electronic or facsimile transmission.

(j)              Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405) of the Issuer within one year after the date hereof, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of such Note , in each case, be in the form of a Restricted Definitive Note. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06. The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(k)            Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.07.          Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of a Company Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.          Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest, if any, on it cease to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds as of 11:00 a.m. Eastern Time, on a Redemption Date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest, if any.

Section 2.09.          Treasury Notes. In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only the Notes a Responsible Officer of the Trustee actually knows are so owned will be so disregarded. Upon request of the Trustee, the Issuer or any Guarantor shall specify in a certificate to the Trustee those Notes disqualified pursuant to this Section 2.09 and the Trustee may conclusively rely on any such certificate.

Section 2.10.          Temporary Notes. Until certificates representing the Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11.          Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuer upon request. The Issuer may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12.          Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION AND REPURCHASE

Section 3.01.          Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Issuer must furnish to the Trustee, at least five Business Days before the giving of the notice of redemption pursuant to Section 3.03, an Officers’ Certificate setting forth:

(1)            the clause of this Indenture pursuant to which the redemption shall occur;

(2)            the Redemption Date;

(3)            the principal amount of Notes to be redeemed; and

(4)            the redemption price, if then determinable and, if not, then a method for determination.

Section 3.02.          Selection of Notes to Be Redeemed.

(a)            If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1)            if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, so long as the Trustee has actual knowledge of such listing; or

(2)            if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (or, in the case of Global Notes, the Notes represented thereby will be selected in accordance with the prescribed method of the Depositary).

(b)            No Notes of $2,000 or less can be redeemed in part.

Section 3.03.          Notice of Redemption.

(a)            At least ten days (or such shorter period as is specified solely in respect of any Special Mandatory Redemption) but not more than 60 days before a Redemption Date, the Issuer will mail or electronically deliver (or otherwise transmit in accordance with the Depositary’s procedures) a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)            the Redemption Date;

(2)            the redemption price, if then determinable, and, if not, then a method for determination;

(3)            if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note , a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note ;

(4)            the name and address of the Paying Agent;

(5)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, unless the Issuer defaults in making such redemption payment and interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)            the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b)            At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least five Business Days (or such shorter period as the Trustee shall determine) prior to the date of giving such notice, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a). Such Officers’ Certificate may be combined with the Officers’ Certificate referred to in Section 3.01, as applicable.

(c)            Notice of any redemption may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a Change of Control of the Issuer or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the Business Day immediately preceding the relevant Redemption Date.

Section 3.04.          Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price, unless such redemption is conditioned on the happening of a future event.

Section 3.05.          Deposit of Redemption or Purchase Price.

(a)            By 11:00 a.m. Eastern Time on the applicable Redemption Date or Purchase Date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased.

(b)            If the Issuer complies with the provisions of Section 3.05(a), on and after the applicable Redemption Date or Purchase Date, interest, if any, will cease to accrue on the Notes or the portions of Notes called for redemption or surrendered for purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.

If any Note called for redemption or surrendered for purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.          Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of a Company Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07.          Optional Redemption of Notes.

(a)            Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes will not be redeemable at the Issuer’s option prior to December 15, 2034. The Issuer is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, assuming such action does not otherwise violate this Indenture.

(b)            Prior to September 15, 2034 (three months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Notes at is option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption (the “Redemption Date”), and

(2)            100% of the principal amount of the Notes to be redeemed

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(c)            On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

(d)            The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine, calculate or verify the redemption price.

(e)       Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.          Special Mandatory Redemption.

(a)       If (i) the Acquisition is not consummated prior to 5:00 p.m. (New York City time) on the later of November 19, 2025 or such date to which the outside date (as set forth in the Purchase and Sale Agreement) may be extended (such later date, the “Acquisition Outside Date”), (ii) prior to the Acquisition Outside Date, the Purchase and Sale Agreement is terminated (other than as a result of consummating the Acquisition) or (iii) the Issuer otherwise notifies the Trustee in writing that the Issuer will not pursue the consummation of the Acquisition (the earlier of any such date under clause (i), (ii) and (iii) above, the “Special Mandatory Redemption Event”), then the Issuer will be required to redeem the Notes (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(b)       Upon the occurrence of a Special Mandatory Redemption Event, the Issuer will promptly (but in no event later than ten Business Days following such Special Mandatory Redemption Event) cause notice to be delivered electronically or mailed to each Holder of the Notes at its registered address with a copy to the Trustee (such date of notification to the Holders, the “Redemption Notice Date”). The notice will inform Holders that the Notes will be redeemed on the fifth Business Day following the Redemption Notice Date (the “Special Mandatory Redemption Date”) and that all of the outstanding Notes will be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of the Notes. No later than 10:00 a.m., New York City time, on the Special Mandatory Redemption Date, the Issuer will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price. If such deposit is made as provided above, the Notes to be redeemed will cease to bear interest on and after the Special Mandatory Redemption Date. Upon delivery by the Issuer to the Trustee of a written request in the form of an Officers’ Certificate, the Trustee will promptly mail, or deliver electronically if the Notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption (in the name of and at the expense of the Issuer) to each registered Holder of Notes at its registered address (so long as such notice is delivered to the Trustee at least two Business Days prior to the date such notice is to be sent or such shorter period as the Trustee may agree).

(c)       The Trustee shall have no obligation to determine, calculate or verify the Special Mandatory Redemption Price.

(d)       Upon consummation of the Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

ARTICLE 4
COVENANTS

Section 4.01.          Payment of Notes.

(a)            The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or any of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

(b)            The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.          Maintenance of Office or Agency. The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) in the continental United States where the Notes may be presented or surrendered for payment, and they shall maintain in the continental United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where the Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, however that the Trustee shall not be deemed an agent of the Issuer for service of legal process.

The Issuer may also from time to time designate one or more other offices or agencies in the continental United States where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the continental United States where the Notes may be presented or surrendered for payment, the Issuer shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in the continental United States. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03.          Reports.

(a)            So long as the Notes are outstanding, the Issuer shall deliver to the Trustee and Holders of Notes:

(1)            within 90 days after the end of each fiscal year, (a) an audited consolidated balance sheet as of the end of such fiscal year, (b) an audited consolidated income statement for such fiscal year, (c) an audited consolidated statement of cash flows for such fiscal year, in each case of the Issuer and its consolidated Subsidiaries, prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding period of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and including notes thereto and

(d) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries; all such financial statements shall be audited by an independent certified public accountant of the Issuer ;

(2)            within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (a) an unaudited consolidated balance sheet as of the end of that quarter, (b) an unaudited consolidated income statement for such fiscal quarter and for the then elapsed portion of such fiscal year, (c) an unaudited consolidated statement of cash flows for such fiscal quarter and for the then elapsed portion of such fiscal year, in each case of the Issuer and its consolidated Subsidiaries, prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and including notes thereto and (d) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries; all such financial statements shall be certified by any officer of the Issuer as presenting fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Issuer and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP; and

(3)            promptly after the occurrence of any of the following events, a current report that contains a brief summary of the material terms, facts and/or circumstances involved to the extent not otherwise publicly disclosed: (i) entry by the Issuer or a Subsidiary of the Issuer into an agreement outside the ordinary course of business that is material to the Issuer and its Subsidiaries, taken as a whole, any material amendment thereto or termination of any such agreement other than in accordance with its terms (excluding, for the avoidance of doubt, employee compensatory or benefit agreements or plans), (ii) completion of a merger of the Issuer with or into another Person or a material acquisition or disposition of assets by the Issuer or a Subsidiary of the Issuer outside the ordinary course of business, (iii) the institution of, or material development under, bankruptcy proceedings under the U.S. Bankruptcy Code or similar proceedings under state or federal law with respect to the Issuer or a Significant Subsidiary of the Issuer, or (iv) the Issuer’s incurring Indebtedness that is material to the Issuer (other than under a Credit Facility or other arrangement which has been described in the Offering Memorandum or borrowings under a Credit Facility that has otherwise been disclosed previously), or a triggering event that causes the increase or acceleration of any such obligation, (v) any material impairment to one or more of the Issuer’s assets, (vi) the determination that any previously issued financial statements or related audit report should no longer be relied upon, (vii) the occurrence of a Change of Control of the Issuer, (viii) departure of the Issuer’s principal executive officer, president, principal financial office, principal accounting office or principal operating officer or (ix) change in the Issuer’s fiscal year; provided, however, that a report shall be required under this clause (3) only if a current report would be required to be filed by the Issuer with the SEC on Form 8-K (or any successor or comparable form) if the Issuer were required to file such reports.

(b)            The requirements set forth in Section 4.03(a) may be satisfied if the Issuer maintains a website (that, at the option of the Issuer, may be password protected) to which Holders of Notes, market makers affiliated with any Initial Purchaser and securities analysts are given access promptly upon request and to which all of the information required to be provided pursuant to Section 4.03(a) is posted. Furthermore, the requirements set forth in Section 4.03(a) may be satisfied by the filing with the SEC for public availability by the Issuer of any report or registration statement containing the required information.

(c)            No later than ten Business Days after the dates that the information described in clauses (1) and (2) of Section 4.03(a) is required to be delivered, the Issuer shall hold an annual or quarterly, as applicable, conference call to discuss such financial information, during which management of the Issuer shall provide Holders of the Notes, market makers affiliated with any Initial Purchaser and securities analysts with an update on the Issuer’s results of operations and financial condition (it being understood that such conference call may be the same conference call held by the Issuer with its equity investors and analysts).

(d)            Any and all defaults or Events of Default arising from a failure to comply with this Section 4.03 shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 4.03) upon furnishing or filing such information or report as contemplated by this Section 4.03 (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of Holders under Section 6.01 if all outstanding Notes shall have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(e)            In addition, the Issuer shall furnish to Holders of the Notes upon the written requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Notes remain outstanding and are not freely transferable under the Securities Act.

(f)             The Trustee shall have no responsibility to monitor, confirm or determine, on a continuing basis or otherwise, if the Issuer has complied with its reporting requirements or if the Issuer has posted any information on its website or other documents filed with the SEC or on the SEC’s Electronic Data Gathering Analysis and Retrieval System or to participate in conference calls. The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder and provisions of this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04.          Compliance Certificate.

(a)            The Issuer and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto).

(b)            So long as any of the Notes are outstanding, the Issuer and the Guarantors will deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.

Section 4.05.          Taxes. The Issuer shall pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.          Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.          Liens.

(a)            Prior to the occurrence of a Release Event and after the occurrence of any Reversion Event following a Release Event, the Issuer will not, and will not permit any Guarantor to, create or permit to exist any Lien (except Permitted Liens) upon the Collateral or any Principal Property owned by the Issuer or any Guarantor or upon any Equity Interests issued by, or Indebtedness of, any direct or indirect Subsidiary of the Issuer, to secure any Indebtedness of the Issuer or any Guarantor.

(b)            Following the occurrence of a Release Event, the Issuer will not, and will not permit any Guarantor, to create or permit to exist any Lien (except Permitted Post-Release Liens) upon any Principal Property owned by the Issuer or any Guarantor or upon any Equity Interests issued by, or Indebtedness of, any direct or indirect Subsidiary of the Issuer, to secure any Indebtedness of the Issuer or any Guarantor without providing for the Notes to be equally and ratably secured with (or prior to) any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured for so long as such Indebtedness is so secured; provided, that if a Reversion Event has occurred following a Release Event, the Issuer and the Guarantors shall instead be subject to clause (a) of this Section 4.07. The Issuer shall give prior written notice to the Trustee and Holders of the Notes of the incurrence of any such Lien.

(c)            Notwithstanding clause (b) of this Section 4.07, following the occurrence of a Release Event, the Issuer and the Guarantors may, without equally and ratably securing the Notes, create, incur, assume or suffer to exist any Lien which would otherwise be prohibited by such paragraph if, after giving effect thereto and at the time of determination, Aggregate Secured Debt does not exceed at any one time outstanding the greater of (x) $1,000 million and (y) 15% of Consolidated Net Tangible Assets (it being understood that the foregoing shall not apply in the event of a Reversion Event).

(d)            Any Lien created for the benefit of the Holders of the Notes pursuant to clause (b) under this Section 4.07 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.

Section 4.08.          Sale and Lease-Back Transactions.

(a)            Following the occurrence of a Release Event and prior to any Reversion Event, the Issuer will not, and will not permit any Guarantor to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless (a) the Issuer or such Guarantor would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes pursuant to clause (b) of Section 4.07, or (b) the Issuer shall apply an amount equal to the net proceeds of the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction within 180 days after such Sale and Lease-Back Transaction to the defeasance or retirement of the Notes or other long-term indebtedness of the Issuer or a Guarantor or to the purchase, construction or development of other assets or property.

(b)            Notwithstanding clause (a) of this Section 4.08, following the occurrence of a Release Event, the Issuer and the Guarantors may enter into any Sale and Lease-Back Transaction which would otherwise be prohibited by clause (a) of this Section 4.08 if, after giving effect thereto and at the time of determination, Aggregate Secured Debt does not exceed at any one time outstanding the greater of (x) $1,000 million and (y) 15% of Consolidated Net Tangible Assets.

Section 4.09.          Corporate Existence. Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)            its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary; and

(2)            the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.10.          Offer to Repurchase Upon Change of Control.

(a)        Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under Section 3.07, the Issuer will be required to offer to (a “Change of Control Offer”), and each Holder of Notes will have the right to require the Issuer to, repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased (the “Change of Control Payment”), to, but excluding, the date of purchase (the “Change of Control Payment Date”), subject to the right of Holders of record of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under Section 3.07, the Issuer will send a notice to each Holder of Notes and the Trustee describing the transaction or transactions and identification of the ratings decline that together constitute the Change of Control Triggering Event and stating:

(1)            that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes tendered will be accepted for payment;

(2)            the purchase price and the purchase date, which shall be no earlier than 20 Business Days and no later than 60 days from the date such notice is sent;

(3)            that any Note not tendered will continue to accrue interest, if any;

(4)            that, unless the Issuer Defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, if any, after the Change of Control Payment Date;

(5)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)            that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, electronic or facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his or her election to have the Notes purchased; and

(7)            that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuer shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such compliance.

(b)            Promptly following the expiration of the Change of Control Offer, the Issuer shall, to the extent lawful, accept for payment all Notes or any portion thereof properly tendered and not withdrawn pursuant to the Change of Control Offer. Promptly thereafter on or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)            accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer.

(2)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)            deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Issuer.

On the Change of Control Payment Date, the Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC or other applicable depositary), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described in this Section 4.10 that require the Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable. Except as described in this Section 4.10 with respect to a Change of Control Triggering Event, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(c)            Notwithstanding anything to the contrary in this Section 4.10, the Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (a) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.10 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (b) in connection with, or in contemplation of any publicly announced Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

(d)            In the event that upon consummation of a Change of Control Offer or Alternate Offer less than 10% in aggregate principal amount of the Notes (including Additional Notes, if any) that were originally issued are held by Holders other than the Issuer or its Affiliates, the Issuer will have the right, upon not less than ten nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in this Section 4.10, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

(e)            Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer may be made in advance of a Change of Control Triggering Event and conditioned upon the consummation of such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.11.          Additional Guarantees. If, after the date of this Indenture, any Domestic Subsidiary of the Issuer that is not already a Guarantor guarantees any Indebtedness of the Issuer or any Indebtedness of any Guarantor in an aggregate principal amount in excess of $10.0 million, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under any Credit Facility in an aggregate principal amount in excess of $10.0 million, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit E hereto and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be. Notwithstanding the preceding, any guarantee of the Notes that was incurred pursuant to this Section 4.11 as a result of its guarantee of any Indebtedness shall be automatically and unconditionally released upon the satisfaction of the conditions set forth in Section 10.05(4).

Section 4.12.          After-Acquired Property. From and after the Issue Date, and subject to the applicable limitations and exceptions set forth in the Note Security Documents and this Indenture, if the Issuer or any Guarantor acquires any assets that would constitute Collateral, it must concurrently grant a first priority perfected security interest (subject to Permitted Liens) upon any such Collateral, as security for the Notes, the Subsidiary Guarantees, this Indenture and the Note Security Documents, all at the Issuer’s cost.

Section 4.13.          Reversion Event.

(a)            If on any date following the occurrence of a Release Event (such date, the “Reversion Date”) any two of the three Rating Agencies withdraw their Investment Grade rating of the senior, unsecured, non-credit enhanced, long-term debt securities of the Issuer or downgrade such rating below Investment Grade, then the Issuer and the Guarantors shall secure the Notes with the Collateral within 60 days after the Reversion Date (a “Reversion Event”) in accordance with Section 11.07 and will thereafter again be subject to Section 4.07(a) hereof.

(b)            Notwithstanding that obligations to secure the Notes with the Collateral may be reinstated following a Reversion Event and that Section 4.07(a) shall apply after the Reversion Date, no Default, Event of Default or breach of any kind related to any obligations to secure the Notes with the Collateral during the Release Period and the obligations under Section 4.07(a) during the Release Period will be deemed to exist under this Indenture, the Notes or the Subsidiary Guarantees with respect to such obligations, and none of the Issuer or any of the Guarantors shall bear any liability for any actions taken or events occurring during the Release Period, or any actions taken at any time pursuant to any contractual obligation arising during any Release Period, in each case as a result of a failure to comply with such obligations during the Release Period (or upon termination of the Release Period or after that time based solely on any action taken or event that occurred during the Release Period); provided that all Liens incurred during the Release Period will be classified to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Liens”.

(c)            The Issuer shall send written notice to the Trustee upon the commencement of any Release Period or the occurrence of any Reversion Date; provided that the failure to so notify the Trustee shall not be a Default under this Indenture. The Trustee shall have no duty to (i) monitor the ratings of the Notes, (ii) ascertain whether a Release Event or Reversion Event has occurred, or (iii) notify the Holders of any of the foregoing.

ARTICLE 5
SUCCESSORS

Section 5.01.          Merger, Consolidation or Sale of Assets.

(a)            The Issuer shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)            either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia shall become a co-issuer of the Notes pursuant to a supplemental indenture duly executed by the Trustee;

(2)            the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all obligations of the Issuer, under this Indenture, the Notes, the Intercreditor Agreement and the Note Security Documents, in each case pursuant to a supplemental indenture or other documents and agreements in form reasonably satisfactory to the Trustee;

(3)            immediately after such transaction, no Default or Event of Default exists; and

(4)            prior to a Release Event or if a Reversion Event has occurred, following such Reversion Event, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Person formed by or surviving any such consolidation or merger (if other than the Issuer) are assets of the type which would constitute Collateral under the Note Security Documents, the Person formed by or surviving any such consolidation or merger (if other than the Issuer) will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Note Security Documents in the manner and to the extent required in this Indenture or any of the Note Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Note Security Documents.

(b)            In addition, the Issuer shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(c)            This Section 5.01 will not apply to (1) a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction or forming a direct or indirect holding company of the Issuer; and (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries, including by way of merger or consolidation.

(d)            A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, except as permitted by Sections 10.04 and 10.05 hereof.

Section 5.02.         Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “the Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.          Events of Default and Remedies.

(a)            Each of the following events is an “Event of Default” under this Indenture:

(1)            default for 30 days in the payment when due of interest on the Notes;

(2)            default in the payment when due (at fixed maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3)            failure by the Issuer for 90 days after written notice given by the Trustee or by Holders of not less than 30% in principal amount of the outstanding Notes to comply with the provisions of Section 4.03 hereof;

(4)            failure by the Issuer or any Guarantor for 60 days after written notice given by the Trustee or by Holders of not less than 30% in principal amount of the outstanding Notes to comply with any of their other agreements in this Indenture;

(5)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Guarantor (or the payment of which is Guaranteed by the Issuer or any Guarantor), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(i)              is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(ii)            results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of the greater of (i) 1.0% of Total Assets and $85.0 million; provided however, that (x) this clause (5) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Issuer; provided that such Indebtedness is repaid substantially concurrently with such sale or transfer and (y) if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration of such Indebtedness is rescinded, or (iii) such Indebtedness is repaid within 30 days of the end of any applicable grace period for such Payment Default or the occurrence of such acceleration of such Indebtedness, as applicable, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration of such Indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(6)            except as permitted by this Indenture, any Subsidiary Guarantee of any Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) is held in any final and non-appealable judicial proceeding to be unenforceable or invalid or ceases for any reason (other than in accordance with its terms) to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its or their Subsidiary Guarantee(s);

(7)            the Issuer or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i)              commences a voluntary case,

(ii)            consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)          makes a general assignment for the benefit of its creditors, or

(v)            generally is not paying its debts as they become due;

(8)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)              is for relief against the Issuer or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(ii)            appoints a custodian of the Issuer or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; or

(iii)          orders the liquidation of the Issuer or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary;

(iv)          the order or decree remains unstayed and in effect for 60 consecutive days;

(9)            other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or the release of such Collateral in accordance with the terms of this Indenture and the Note Security Documents,

(i)              in the case of any security interest with respect to Collateral having a fair market value in excess of 5% of Total Assets, individually or in the aggregate, such security interest under the Note Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable and any such default continues for 30 days after notice of such default shall have been given to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes that are outstanding, except to the extent that any such default

(A) results from the failure of the Notes Collateral Agent to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Note Security Documents, subject to the terms of the Intercreditor Agreement or (B) to the extent relating to Collateral consisting of real property, is covered by a title insurance policy with respect to such real property and such insurer has not denied coverage; or

(ii)            the Issuer or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Note Security Document is invalid or unenforceable; and

(10)         the failure by the Issuer to consummate the Special Mandatory Redemption to the extent required by Section 3.08 of this Indenture.

Section 6.02.          Acceleration.

(a)            In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof, with respect to the Issuer or any Guarantor of the Issuer that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare, by notice in writing to the Issuer, all the Notes to be due and payable immediately.

(b)            Upon any such declaration, the Notes shall become due and payable immediately.

(c)            The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, interest or premium, if any, on the Notes .

Section 6.03.          Other Remedies. If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.          Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes

(including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.          Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Notes Collateral Agent or exercising any trust or power conferred on it. However, the Trustee or the Notes Collateral Agent, as applicable may refuse to follow any direction that conflicts with law or this Indenture that the Trustee or the Notes Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided however, the Trustee or the Notes Collateral Agent, as applicable shall not have an affirmative duty to determine whether any such direction is unduly prejudicial to any other Holders of Notes.

Section 6.06.          Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder may pursue a remedy with respect to the Notes or this Indenture only if:

(1)            such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2)            Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)            such Holder or Holders of Notes offer and, if requested, provide to the Trustee or the Notes Collateral Agent, as applicable, security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)            the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)            during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.          Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, but subject to the terms of the Intercreditor Agreement, the right of any Holder of a Note to receive payment of principal and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.          Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of and premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.          Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.          Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee and the Notes Collateral Agent, their respective agents and attorneys for amounts due hereunder and under the Note Security Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Notes Collateral Agent, and the costs and expenses of collection;

Second: on a pro rata basis to the Holders of Notes for the amounts due and unpaid on the Notes for principal and premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.          Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes ..

ARTICLE 7
TRUSTEE

Section 7.01.          Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture with respect to the Notes, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(1)            the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)            the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)            the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(4)            The Trustee may refuse to perform any duty or exercise any right or power that would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01.

(e)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. The Trustee shall not be required to pay interest on any funds of the Issuer for any period during which such funds are held by the Trustee awaiting payment to Holders. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.          Rights of Trustee.

(a)            The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel or other professional advisors and the advice of such counsel or advisors or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)            The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)             The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)            The Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default (except an Event of Default under Section 6.01(a)(1) or (2), if the Trustee is also the Paying Agent) unless a Responsible Officer shall have received written notice of such default or Event of Default from the Issuer or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes delivered to the Corporate Trust Office of the Trustee and such notice references this Indenture and the Notes and states that it is a notice of default or Event of Default.

(h)            The Trustee and Registrar shall have no duty or obligation to determine whether or not any transfer or exchange of any Note or beneficial interest in any Note satisfies any exemption from the registration requirements of the Securities Act or the conditions and limitations set forth herein, and the Trustee and Registrar shall be fully protected in relying upon such certificates, orders, instructions, Opinions of Counsel or other documents delivered pursuant to Section 2.06 hereof in connection with such transfer or exchange. The Trustee and Registrar shall not be responsible for compliance with the Securities Act or for determining whether the Indenture is subject to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”).

(i)              No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation. The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(j)              The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

Section 7.03.          Individual Rights of Trustee. The Trustee will be permitted to engage in other transactions; provided that if it acquires any conflicting interest within the meaning of the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if this Indenture has been qualified under the TIA) or resign.

Section 7.04.          Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.          Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee as provided in Section 7.02(g), the Trustee will send to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.          [Reserved.]

Section 7.07.          Compensation and Indemnity.

(a)            The Issuer will pay to the Trustee and the Notes Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture, the Note Security Documents and the Intercreditor Agreement and services hereunder and thereunder. The Trustee’s and the Notes Collateral Agent’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee and the Notes Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s or Notes Collateral Agent’s agents and counsel (including counsel fees and expenses incurred in connection with enforcement of its right to indemnity), costs of collection, any additional fees that the Trustee or Notes Collateral Agent may incur acting after a default or Event of Default and any fees and expenses the Trustee or the Notes Collateral Agent may incur in connection with exceptional duties thereto.

(b)            The Issuer and the Guarantors, jointly and severally, will indemnify the Trustee (including in its capacities as Paying Agent and Registrar) and the Notes Collateral Agent and their respective officers, directors, employees, representatives and agents, and hold them harmless against any and all losses, liabilities or expenses (including, without limitation, attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Note Security Documents and Intercreditor Agreement, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to the Trustee’s negligence, bad faith or willful misconduct or the Notes Collateral Agent’s gross negligence, bad faith or willful misconduct. The Trustee and the Notes Collateral Agent will notify the Issuer promptly of any third party claim for which it may seek indemnity. Failure by the Trustee or Notes Collateral Agent to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder except to the extent that the Issuer are materially prejudiced by such failure to promptly provide notice. The Issuer or such Guarantor will defend the claim and the Trustee and Notes Collateral Agent will cooperate in the defense. The Trustee and Notes Collateral Agent may together have separate counsel and the Issuer or such Guarantor will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)            The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Notes Collateral Agent.

(d)            To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee and the Notes Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Notes Collateral Agent, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Notes Collateral Agent.

(e)            When the Trustee or the Notes Collateral Agent incurs expenses or renders services after an Event of Default specified in clauses (7) or (8) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration for purposes of priority under any Bankruptcy Law.

Section 7.08.          Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer; and any such notice shall set forth the effective date of the Trustee’s resignation. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1)            the Trustee fails to satisfy the requirements of Section 7.10 hereof;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a custodian or public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting.

(c)            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuer), the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to satisfy the requirements of Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)             A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09.          Successor Trustee or the Notes Collateral Agent by Merger, etc. If the Trustee or the Notes Collateral Agent consolidates, merges or converts into, or sells or otherwise transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee or the Notes Collateral Agent, as applicable.

Section 7.10.          Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Section 7.11.          Note Security Documents; Intercreditor Agreement. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Notes Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreement Joinder and any other Note Security Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including any Note Security Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreement or any other Note Security Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.          Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02.          Legal Defeasance and Discharge.

(a)            Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under the Notes, the Subsidiary Guarantees, this Indenture and the Note Security Documents (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on the Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)            the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)            the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Notes Collateral Agent hereunder and the Issuer’s and the Guarantors’ Obligations in connection therewith; and

(4)            this Article 8.

(b)            Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.          Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.10, 4.11, 4.12 and 4.13 hereof and Section 10.04 hereof, on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes to the extent permitted by GAAP).

For this purpose, Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified in this Section 8.03, the remainder of this Indenture and the Notes and the Subsidiary Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3) through 6.01(a)(6) inclusive and Section 6.01(a)(9) will not constitute an Event of Default.

Section 8.04.          Conditions to Legal or Covenant Defeasance. (a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes , cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes to their fixed maturity date or to the Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to their fixed maturity date or to a particular Redemption Date;

(2)            in the case of Legal Defeasance pursuant to Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)           the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)           since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance pursuant to Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar concurrent deposit relating to other Indebtedness and the granting of Liens to secure such Indebtedness);

(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)            the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)            the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.          Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.          Repayment to the Issuer. Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, or interest on, any Note and remaining unclaimed for two years after such principal, premium, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer)

will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that, if any Notes then outstanding are in definitive form, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07.          Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ Obligations under this Indenture, the Notes, the Subsidiary Guarantees, the Note Security Documents and the Intercreditor Agreement will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.          Without Consent of Holders of Notes.

(a)            Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, as applicable, may amend or supplement this Indenture, the Note Security Documents, the Intercreditor Agreement, the Notes or the Subsidiary Guarantees without the consent of any Holder of Notes:

(1)            to cure any ambiguity, mistake, defect or inconsistency;

(2)            to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that such uncertificated notes are issued in registered form for U.S. tax purposes);

(3)            to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets or such Guarantor;

(4)            to add Collateral with respect to any or all of the Notes;

(5)            to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under any indenture of any such Holder;

(6)            to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section in the Offering Memorandum;

(7)            to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements thereof;

(8)            to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(9)            to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee;

(10)         in the case of any Note Security Document, to include therein any legend required to be set forth therein pursuant to the Intercreditor Agreement or to modify any such legend as required by the Intercreditor Agreement;

(11)         to release Collateral from the Lien securing the Notes when permitted or required by the Note Security Documents, this Indenture or the Intercreditor Agreement;

(12)         to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the Intercreditor Agreement, or any joinder thereto; or

(13)         with respect to the Note Security Documents, as provided in the Intercreditor Agreement (including to add or replace Priority Secured Parties).

(b)            Upon the request of the Issuer accompanied by resolutions of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee and the Notes Collateral Agent, as applicable, of evidence satisfactory to the Trustee and the Notes Collateral Agent, as applicable, of the consent of the Holders of Notes, and upon receipt by the Trustee and the Notes Collateral Agent, as applicable, of the documents described in Section 9.05 hereof, the Trustee and the Notes Collateral Agent, as applicable, will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture, or amendment to the Note Security Documents or Intercreditor Agreement unless such amended or supplemental indenture, or amendment to the Note Security Documents or Intercreditor Agreement directly affects the Trustee’s or the Notes Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Notes Collateral Agent, as applicable, may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture, Note Security Documents or Intercreditor Agreement.

(c)            Notwithstanding anything in this Article 9, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (A) make any change in any Note Security Documents, the Intercreditor Agreement or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes or

(B) change or alter the priority of the Liens securing the Notes in any material portion of the Collateral in any way adverse to the Holders of the Notes in any material respect, other than, in each case, as provided under the terms of the Note Security Documents or the Intercreditor Agreement.

Section 9.02.          With Consent of Holders of Notes.

(a)            Except as provided in this Section 9.02, the Issuer, the Guarantors and the Trustee and the Notes Collateral Agent, as applicable, may amend or supplement this Indenture (including Section 4.10 hereof) and the Notes, the Subsidiary Guarantees, the Note Security Documents, or the Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes ), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Note Security Documents, the Intercreditor Agreement, or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b)            Upon the request of the Issuer accompanied by resolutions of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee and the Notes Collateral Agent, as applicable, of evidence satisfactory to the Trustee or the Notes Collateral Agent, as applicable, of the consent of the Holders of Notes, and upon receipt by the Trustee and the Notes Collateral Agent of the documents described in Section 9.05 hereof, the Trustee and the Notes Collateral Agent, as applicable, will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture, or amendment to the Note Security Documents or Intercreditor Agreement unless such amended or supplemental indenture, or amendment to the Note Security Documents or Intercreditor Agreement directly affects the Trustee’s or the Notes Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Notes Collateral Agent, as applicable, may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture, Note Security Documents or Intercreditor Agreement.

(c)            It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d)            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

(e)            Without the consent of each Holder of the Notes, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)            reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of or change the fixed maturity of any such Note or alter the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described in Section 4.10 hereto and provisions relating to the number of days of notice to be given in the event of a redemption);

(3)            reduce the rate of or change the time for payment of interest on any such note;

(4)            waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)            make any such Note payable in currency other than that stated in such Notes;

(6)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of, or interest or premium on the Notes;

(7)            waive a redemption payment with respect to any such Note (other than a payment required by one of the covenants described in Section 4.10 hereto); or

(8)            make any change in this Section 9.02(e).

Section 9.03.          Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04.          Notation on or Exchange of Notes. The Trustee may, at the direction of the Issuer, place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05.          Trustee to Sign Amendments, etc. The Trustee or the Notes Collateral Agent will sign any amended or supplemental indenture or any amendment to the Note Security Documents, the Intercreditor Agreement, the Notes or the Subsidiary Guarantees authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Notes Collateral Agent, as applicable. The Issuer may not sign an amended or supplemental indenture until the Board of Director of the Issuer approves it. In executing any amended or supplemental indenture or any amendment to the Note Security Documents, the Intercreditor Agreement, the Notes or the Subsidiary Guarantees, the Trustee or the Notes Collateral Agent, as applicable, will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. In the case of any amendment or supplement pursuant to Section 9.01(a)(6) hereof, such Officers’ Certificate shall include a certification that the conforming change being made to this Indenture reflects the intent of the Issuer and the Initial Purchasers.

ARTICLE 10
SUBSIDIARY gUARANTEES

Section 10.01.       Guarantee.

(a)            Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and to the Notes Collateral Agent and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1)            the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, the Notes, if lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Notes Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)            in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)            If any Holder, Notes Collateral Agent or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by any of the Trustee, Notes Collateral Agent or such Holder, to the extent theretofore discharged, this Subsidiary Guarantee shall be reinstated in full force and effect.

(d)            Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, Notes Collateral Agent and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02.       Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, Notes Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03.       Execution and Delivery of Subsidiary Guarantee. Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any lack of endorsement on each Note of a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.11 hereof, the Issuer will cause such Domestic Subsidiary of the Issuer to comply with provisions of Section 4.11 hereof and this Article 10, to the extent applicable.

Section 10.04.       Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1)            immediately after giving effect to such transaction, no Default or Event of Default exists;

(2)            either: (a) such Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(3)            subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of that Guarantor under its Subsidiary Guarantee, this Indenture, the Intercreditor Agreement and the Note Security Documents on the terms set forth herein pursuant to a supplemental indenture substantially in the form of Exhibit E hereto or other agreement in form reasonably satisfactory to the Trustee; and

(4)            prior to a Release Event or if a Reversion Event has occurred, following such Reversion Event, to the extent any assets of the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than that Guarantor) are assets of the type which would constitute Collateral under the Note Security Documents, the Person formed by or surviving any such consolidation or merger (if other than that Guarantor) will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Note Security Documents in the manner and to the extent required in this Indenture or any of the Note Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Note Security Documents.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed a supplemental indenture substantially in the form of Exhibit E hereto or other agreement reasonably satisfactory to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Article 5 hereof, and notwithstanding clause (1) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

Section 10.05.       Subsidiary Guarantees. The Subsidiary Guarantee of a Guarantor and all of its other Obligations under this Indenture will be released automatically:

(1)            in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer;

(2)            in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the Guarantor ceases to be a Subsidiary of the Issuer as a result of the sale or other disposition;

(3)            upon the dissolution of a Guarantor that is permitted under this Indenture;

(4)            at such time as that Guarantor ceases to guarantee any Indebtedness (other than the Notes) of the Issuer or any other Guarantor in an aggregate principal amount in excess of $10.0 million; provided that, if it is also a Domestic Subsidiary, it is then no longer an obligor with respect to any Indebtedness under any Credit Facility in an aggregate principal amount in excess of $10.0 million; provided, however, that no Guarantor shall be released pursuant to this clause (4) if such Subsidiary remains a Guarantor under the Credit Agreement; or

(5)            upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided in Sections 8.02, 8.03 and Article 12 hereto, respectively.

To the extent the Trustee or the Notes Collateral Agent is asked to acknowledge any such release, the Issuer shall have delivered to the Trustee or the Notes Collateral Agent, as applicable, an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.

Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SECURITY

Section 11.01.       Note Security Documents. From and after the Issue Date and upon the execution and delivery of the Intercreditor Agreement Joinder and the Note Security Documents, the due and punctual payment of the principal of, premium, if any, or interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, or interest on the Notes, the Subsidiary Guarantees and performance of all other Obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Subsidiary Guarantees, the Intercreditor Agreement and the Note Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Note Security Documents, which define the terms of the Liens that secure the Obligations under this Indenture, the Notes and the Subsidiary Guarantees, subject to the terms of the Intercreditor Agreement. The Trustee, the Issuer and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral for the benefit of the Holders of the Notes, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Note Security Documents and the Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Note Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Trustee and the Notes Collateral Agent to enter into the Note Security Documents and the Intercreditor Agreement (including pursuant to the Intercreditor Agreement Joinder) to which they are a party on the Issue Date, and at any time after the Issue Date, if applicable, and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith. Upon the execution and delivery of the Note Security Documents, the Issuer shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Note Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Note Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

The Issuer and the Guarantors shall take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) and promptly execute, acknowledge and deliver the Note Security Documents, instruments, certificates, notices and other documents, in each case as may be required to cause the Note Security Documents to create and maintain, as security for the Obligations of the Issuer and the Guarantors to the secured parties under this Indenture, the Notes, the Subsidiary Guarantees, the Intercreditor Agreement and the Note Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement and the Note Security Documents), in favor of the Notes Collateral Agent for the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens or Post-Release Permitted Liens, as applicable.

Section 11.02.       Release of Collateral.

(a)            Collateral may be released from the Lien and security interest created by the Note Security Documents at any time and from time to time in accordance with the provisions of the Note Security Documents, the Intercreditor Agreement and this Indenture. Notwithstanding anything to the contrary in the Note Security Documents, the Intercreditor Agreement and this Indenture, the Issuer and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Subsidiary Guarantees under any one or more of the following circumstances:

(1)            in the case of a Guarantor that is released from its Subsidiary Guarantee, the release of the property and assets of such Guarantor;

(2)            with respect to any Collateral that becomes an Excluded Asset upon it becoming an Excluded Asset;

(3)            upon the occurrence of an Investment Grade Event;

(4)            in accordance with clause (d) under Section 4.07 hereof;

(5)            to the extent the Liens on the Collateral securing Obligations under the Credit Agreement are released by the Credit Agreement Collateral Agent (other than any release by, or as a result of, payment of such obligations), upon the release of such Liens;

(6)            in part, as to any property that is Collateral that is shared with the other Priority Obligations (“Shared Collateral”) in accordance with the Intercreditor Agreement and that is released (i) in connection with the foreclosure upon, or other exercise of remedies with respect to, such Shared Collateral by the Controlling Collateral Agent or (ii) in connection with any sale of such Shared Collateral under the Bankruptcy Code, in each case, as provided in the Intercreditor Agreement; or

(7)            as described in Article 9 hereof.

(b)            The security interests in all Collateral securing the Notes and the Subsidiary Guarantees will also be released:

(1)            upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Subsidiary Guarantees and the Note Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;

(2)            upon the exercise of the Legal Defeasance option or Covenant Defeasance option, in each case in compliance with the provisions of Article 8 or the satisfaction or discharge of this Indenture in compliance with the provisions of Article 12; or

(3)            pursuant to the Intercreditor Agreement and the Note Security Documents.

(c)            Except as provided under Section 4.07 or Section 11.07, following the occurrence of a Release Event, the Notes will not be secured by any assets or property.

(d)            With respect to any release of Collateral, upon receipt of an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture, the Note Security Documents and the Intercreditor Agreement, as applicable, to such release have been met and that it is permitted for the Trustee or Notes Collateral Agent to execute and deliver the documents requested and prepared by the Issuer in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee and the Notes Collateral Agent shall, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Note Security Documents or the Intercreditor Agreement.

Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Note Security Document or in the Intercreditor Agreement to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

Section 11.03.       Suits to Protect the Collateral. Subject to the provisions of Article 7 and the Note Security Documents and the Intercreditor Agreement, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a)            enforce any of the terms of the Note Security Documents; and

(b)            collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Note Security Documents and the Intercreditor Agreement, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral, as applicable. Nothing in this Section 11.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 11.04.       Authorization of Receipt of Funds by the Trustee Under the Note Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders of the Notes distributed under the Note Security Documents, and to make further distributions of such funds to the Holders of such Notes according to the provisions of this Indenture.

Section 11.05.       Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or any Guarantor to make any such sale or other transfer.

Section 11.06.       Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or such Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 11.07.       Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee and the Notes Collateral Agent an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture with respect to the Notes, the Subsidiary Guarantees and the Note Security Documents that were due and payable at or prior to the time such principal, together with accrued and unpaid interest, were paid or (ii) the Issuer shall have either (x) exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article 8 or (y) satisfied and discharged this Indenture as to the Notes in compliance with the provisions of Article 12, and in each case of (i) and (ii), an Opinion of Counsel stating that all conditions precedent to the release of such Lien in the Collateral by the Trustee have been satisfied, the Trustee and the Notes Collateral Agent shall deliver to the Issuer an acknowledgement of a release of Lien in the Collateral without recourse, representations or warranties and shall do or cause to be done (at the expense of the Issuer) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable.

Section 11.08.       Reinstatement of Collateral. Following a Reversion Event, if any, the Issuer and the Guarantors shall as soon as reasonably practical and in no event later than 60 days of such Reversion Event, secure the Notes, the Subsidiary Guarantees, this Indenture and all other Obligations with a first priority perfected security interest (subject to Permitted Liens) in the Collateral, pursuant to Note Security Documents that are substantially identical to the Note Security Documents entered into prior to the Release Event, and shall do or cause to be done all acts and things that may be required by applicable law or the Note Security Documents or as may reasonably be requested by the Notes Collateral to perfect the Notes Collateral Agent’s Lien on the Collateral, for the benefit of the Notes Secured Parties, in each case, as contemplated by, and with the Lien priority required hereunder and under, the Intercreditor Agreement and the Note Security Documents, all at the Issuer’s cost.

Section 11.09.       Notes Collateral Agent.

(a)            The Issuer and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Note Security Documents and the Intercreditor Agreement and the Issuer and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Note Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Note Security Documents and the Intercreditor Agreement, and consents and agrees to the terms of the Intercreditor Agreement and each Note Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 11.09. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreement and the Note Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon such Holder. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Note Security Documents and the Intercreditor Agreement, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Note Security Documents and the Intercreditor Agreement to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Note Security Documents and the Intercreditor Agreement or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            The Notes Collateral Agent may perform any of its duties under this Indenture, the Note Security Documents or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c)            None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Note Security Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or

(ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or the Guarantors or any of their respective Affiliates, or any Officer or Related Person thereof, contained in this Indenture, the Note Security Documents or the Intercreditor Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Note Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Note Security Documents or the Intercreditor Agreement, or for any failure of the Issuer or any Guarantor or any other party to this Indenture, the Note Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Note Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of the Issuer or any Guarantor or any of their respective Affiliates.

(d)            The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Issuer, any Guarantor or the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Note Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be offered security or indemnity to its satisfaction by the Holders of such Notes against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Note Security Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders of such Notes.

(e)            The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.09, the Note Security Documents and the Intercreditor Agreement).

(f)             The Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent. If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor at the Issuer’s expense. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” means U.S. Bank Trust Company, National Association, as collateral agent for the Holders of the Notes and any successor pursuant to the provisions of this Indenture and the Note Security Documents. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 11.09 (and Section 7.07) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g)            U.S. Bank Trust Company, National Association shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Note Security Documents or the Intercreditor Agreement, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)            The Notes Collateral Agent is authorized and directed to (i) enter into the Note Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreement (including pursuant to the Intercreditor Agreement Joinder), (iii) bind the Holders on the terms as set forth in the Note Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Note Security Documents and the Intercreditor Agreement. In acting under this Indenture or any other Note Security Document or Intercreditor Agreement, the Notes Collateral Agent shall have all the rights and protections provided hereunder and in the Note Security Documents as well as the rights and protections afforded to the Trustee (including its rights to be compensated, reimbursed and indemnified under Section 7.07). For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Notes Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture or its earlier termination, resignation or removal of the Collateral Agent, in such capacity.

(i)              If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Note Security Documents and the Intercreditor Agreement.

(j)              The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k)            Neither the nor the Trustee Notes Collateral Agent shall have any obligation whatsoever to any of the Holders or to the Trustee, in the case of the Notes Collateral Agent to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Issuer’s or any Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Note Security Documents has been properly and completely listed or delivered, as the case may be, or the value, genuineness, validity, ownership, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Note Security Document or the Intercreditor Agreement other than to exercise such rights, authorities and powers pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes then outstanding or as otherwise provided in the Note Security Documents.

(l)              If the Issuer or any Guarantor (i) incurs any Obligations secured by a Lien on the Collateral at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officers’ Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the applicable Intercreditor Agreement, as certified to the Notes Collateral Agent in such Officers’ Certificate)

in favor of a designated agent or representative for the holders of the Obligations so incurred, together with an Opinion of Counsel, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Notes Collateral Agent), bind the Holders of the Notes secured as provided in the Note Security Documents and this Article 11 on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officers’ Certificate nor an Opinion of Counsel shall be required pursuant to this Section 11.09(l) in connection with the applicable Intercreditor Agreement (including pursuant to a joinder thereto) to be entered into by the Notes Collateral Agent on the Issue Date.

(m)          No provision of this Indenture, the Intercreditor Agreement or any Note Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) if it shall have received indemnity satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Note Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(n)            The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement and the Note Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o)            Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts caused by, directly or indirectly, forces beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)            The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any Guarantor under this Indenture, the Intercreditor Agreement and the Note Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Note Security Documents, the Intercreditor Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreement or any Note Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement and any Note Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreement and the Note Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreement and the Note Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement and any Note Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement and the Note Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders of the Notes with respect to the administration of this Indenture, the Note Security Documents and the Intercreditor Agreement.

(q)            The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Note Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Note Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuer, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuer or the Guarantors, Holders of a majority in aggregate principal amount of the then outstanding Notes shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property. Before taking any action hereunder which would result in the Notes Collateral Agent or the Trustee acquiring title to or taking possession of any portion or all of any real property, the Notes Collateral Agent or the Trustee may require such environmental inspections and tests of such property and other environmental reviews as they deem necessary and, if the Notes Collateral Agent or the Trustee determine that the taking of title or possession of all or any portion of such property will expose the Notes Collateral Agent or the Trustee to claims or damages resulting from environmental or ecological conditions in any way relating to such property or any activities thereon, the Notes Collateral Agent or the Trustee may decline to take title to or possession of such property.

(r)             Upon the receipt by the Notes Collateral Agent of a written request of the Issuer signed by an Officer (a “Note Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Note Security Document or amendment or supplement thereto, to be executed after the Issue Date. Such Note Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Note Security Document Order referred to in, this Section 11.09(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Note Security Document or amendment or supplement thereto. Any such execution of a Note Security Document or amendment or supplement thereto, shall be at the direction and expense of the Issuer, upon delivery to the Notes Collateral Agent of an Officers’ Certificate and Opinion of Counsel (upon which the Notes Collateral Agent shall be fully protected in relying) stating that all conditions precedent to the execution and delivery of the Note Security Document or amendment or supplement thereto, have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Note Security Documents or amendment or supplement thereto. The Notes Collateral Agent shall not be obligated to execute and enter into any Note Security Documents or amendment or supplement thereto that, in reasonable judgment of the Notes Collateral Agent, adversely affect the rights, duties, liabilities or immunities of the Notes Collateral Agent.

(s)             Subject to the provisions of the applicable Note Security Documents and the Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreement Joinder and the Note Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreement or the Note Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(t)              After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the then outstanding Notes, or the Holders of a majority of aggregate principal amount of then outstanding Notes may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Note Security Documents or the Intercreditor Agreement.

(u)            The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Note Security Documents or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(v)            In each case that the Notes Collateral Agent may or is required hereunder or under any Note Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Note Security Document or any Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining. Prior to taking any such action hereunder, the Notes Collateral Agent shall be entitled to indemnification satisfactory to it against all fees, losses, liabilities and expenses (including attorney’s fees and expenses) that may be caused by taking or not taking such action.

(w)           Notwithstanding anything to the contrary in this Indenture or in any Note Security Document or any Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Note Security Documents or the Intercreditor Agreement

(including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Note Security Documents or the security interests or Liens intended to be created thereby.

(x)            Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 11.09. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. The Notes Collateral Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been grossly negligent in ascertaining the pertinent facts.

(y)            Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Note Security Documents and the Collateral.

(z)            The Notes Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or any income thereon. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith. The Notes Collateral Agent shall be permitted to use overnight carriers to transmit possessory collateral and shall be not liable for any items lost or damages in transmit.

(aa)          Neither the Trustee nor the Notes Collateral Agent shall be under any obligation to effect or maintain insurance or to renew any policies of insurance or to make any determination or inquire as to the sufficiency of any policies of insurance carried by the Issuer or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(bb)         In no event shall the Notes Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Notes Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty; provided that nothing in this clause (bb) shall be implied as imposing any such obligation on the Issuer or any Guarantor to obtain any such landlord lien waiver, estoppel or collateral access letter, or any account control agreement.

(cc)          Without limiting the foregoing, with respect to any Collateral located outside of the United States (“Foreign Collateral”), the Notes Collateral Agent shall have no obligation to directly enforce, or exercise rights and remedies in respect of, or otherwise exercise any judicial action or appear before any court in any jurisdiction outside of the United States.

To the extent the Holders of a majority in aggregate outstanding amount of Notes outstanding determine that it is necessary or advisable in connection with any enforcement or exercise of rights with respect to Foreign Collateral to exercise any judicial action or appear before any such court, the Holders of a majority in aggregate outstanding amount of Notes outstanding shall be entitled to direct the Notes Collateral Agent to appoint a local agent for such purpose (subject to the receipt of such protections, security and indemnities as the Notes Collateral Agent shall determine in its sole discretion to protect the Notes Collateral Agent from liability).

(dd)         Neither the Notes Collateral Agent nor the Trustee shall have any responsibility or liability for the actions or omissions of the Credit Agreement Collateral Agent or “Controlling Collateral Agent” under the Intercreditor Agreement, nor shall the Trustee or Notes Collateral Agent be obligated at any time to indemnify any person in connection with the exercise of any remedy under the Note Security Documents.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01.       Satisfaction and Discharge.

(a)            This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration with the Registrar of, transfer or exchange of the Notes and as otherwise specified in this Indenture), when:

(1)            either:

(i)              all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii)            all such Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or the Redemption Date;

(2)            in respect of subclause (1)(ii) above, no Default or Event of Default under this Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit)

and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than this Indenture and the agreements governing any other Indebtedness that is being defeased, discharged or replaced) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3)            the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at fixed maturity or on the Redemption Date, as the case may be.

(b)            The Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)            Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(a)(1)(ii), the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02.       Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof, provided that if the Issuer has made any payment of principal of or premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01.       [Reserved].

Section 13.02.       Notices. Any notice or communication by the Issuer, any Guarantor, the Trustee or the Notes Collateral Agent to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic or facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

DT Midstream, Inc.
500 Woodward Ave., Suite 2900
Detroit, MI 48226
Attention: Treasurer

With a copy to:

A&O Shearman
800 Capitol Street
Suite 2200
Houston, TX 77002
Attention:	Bill Nelson
Ryan Robski
Email:	bill.nelson@aoshearman.com
ryan.robski@aoshearman.com

If to the Trustee or the Notes Collateral Agent:

U.S. Bank Trust Company, National Association
535 Griswold Street, Suite 550
Detroit, Michigan 48226
Facsimile No.: (313) 963-9428
Attention:               Global Corporate Trust

The Issuer, any Guarantor, the Trustee or the Notes Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic or facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar; provided, that if the Depositary is the Holder, notice shall be given by such means as the Depositary may specify or in accordance with its applicable procedures. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is given in the manner provided in this Section 13.02 within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer sends a notice or communication to Holders, they will send a copy to the Trustee, the Notes Collateral Agent and each Agent at the same time.

All notices, approvals, consents, requests and any communications to the Trustee, the Notes Collateral Agent or any Agent hereunder must be in writing in English and must be in the form of a document that is signed manually or by way of an electronic signature (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other electronic signature provider acceptable to the Trustee or Notes Collateral Agent, as applicable). Electronic signatures believed by the Trustee or the Notes Collateral Agent to comply with the ESIGN ACT of 2000 or other applicable law shall be deemed original signatures for all purposes. If the Issuer or any Guarantor chooses to use electronic signatures to sign documents delivered to the Trustee or the Notes Collateral Agent, the Issuer and such Guarantor, as applicable, agrees to assume all risks arising out of its use of electronic signatures, including without limitation the risk of the Trustee or the Notes Collateral Agent acting on an unauthorized document and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee or the Notes Collateral Agent may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee or Notes Collateral Agent in lieu of, or in addition to, any document signed via electronic signature.

Section 13.03.       Communication by Holders of Notes with Other Holders of Notes. Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 13.04.       Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or the Notes Collateral Agent to take any action under this Indenture, the Note Security Documents or the Intercreditor Agreement, the Issuer shall furnish to the Trustee or the Notes Collateral Agent, as applicable:

(1)            an Officers’ Certificate (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)            an Opinion of Counsel (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05.       Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture the Note Security Document or the Intercreditor Agreement must include:

(1)            a statement that the person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)            a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 13.06.       Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.       No Recourse or Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, partner, member, employee, incorporator, manager or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Subsidiary Guarantees, this Indenture, the Note Security Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

Section 13.08.       Governing Law; Jurisdiction; Waiver of Jury Trial. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES. The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party. Each of the parties hereto (AND THE HOLDERS BY THEIR ACCEPTANCE OF THE NOTES) hereby waives the right to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Indenture.

Section 13.09.       No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.       Successors. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 13.11.       Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12.       Counterpart Originals. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 13.13.       Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.       USA Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

[Signatures on following page]

SIGNATURES

Dated as of the date first written above.

ISSUER:

DT MIDSTREAM, INC.

By:	/s/ Jeffrey Jewell
Name: Jeffrey Jewell
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

GUARANTORS: DT Midstream Holdings, LLC
DTM Gas Storage Company.
Washington 10 Storage Corporation
DTM Pipeline Company
Bluestone Gas Corporation of New York, Inc.
Bluestone Pipeline Company of Pennsylvania, LLC
Susquehanna Gathering Company I, LLC
DTM Appalachia Holdings, LLC
DTM Appalachia Gathering, LLC
DTM Series B Holdings, LLC
DTM Louisiana Midstream Holdings 1, LLC
DTM Louisiana Midstream Holding 2, LLC
DTM Louisiana Midstream, LLC
DTM Louisiana Gathering, LLC
DTM LEAP Gas Gathering, LLC
DTM Gen6 Proppants, LLC
DTM Specialized Water Service, LLC
DTM Michigan Gathering Holding Company
DTM Michigan Gathering Company
Saginaw Bay Pipeline Company
DTM Michigan Lateral Company.
DTM Vector Company.
DTM Vector II Company
DTM Nexus, LLC
DTM Nexus Holdings, LLC
DTM Millennium Company

[Signature Page to Indenture]

By:	/s/ Jeffrey Jewell
Name: Jeffrey Jewell
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

TRUSTEE AND NOTES COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:	/s/ James Kowalski
Name: James Kowalski
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP NO. [1]
ISIN[2]

5.800% Senior Secured Notes due 2034

No.	$_______

DT Midstream, Inc.

promises to pay to ________, or registered assigns, the principal sum of _____ DOLLARS [or such other amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note], on December 15, 2034.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated: ________, 20

[1]	Rule 144 A Note CUSIP: 23345M AD9

Regulation S Note CUSIP: U2648L AD6

[2]	Rule 144A Note ISIN: US23345MAD92

Regulation S Note ISIN: USU2648LAD65

A-1

DT MIDSTREAM, INC.

By:
Name:
Title:

This is one of the Notes referred to in the
within-mentioned Indenture:

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	_________________________
Authorized Signatory

A-2

[Back of Note]

5.800% Senior Secured Notes due 2034

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)       Interest. DT Midstream, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 5.800% per annum from December 6, 2024 until maturity. The Issuer will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2025. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium from time to time on demand at the rate then in effect to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)       Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Holders of Definitive Notes must surrender their Notes to the Paying Agent to collect payments of principal and premium, if any, due at maturity. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose in the continental United States, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)       Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

(4)       Indenture. The Issuer issued the Notes under an Indenture dated as of December 6, 2024 (the “Indenture”) among the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent.

A-3

The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)       Optional Redemption.

Except pursuant to the following paragraphs, the Notes will not be redeemable at the Issuer’s option prior to December 15, 2034. The Issuer is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, assuming such action does not otherwise violate this Indenture.

Prior to September 15, 2034 (three months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Notes at is option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

1.	the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption (the “Redemption Date”), and
2.	100% of the principal amount of the Notes to be redeemed

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

(6)       Special Mandatory Redemption. If (i) the Acquisition is not consummated prior to the Acquisition Outside Date, (ii) prior to the Acquisition Outside Date, the Purchase and Sale Agreement is terminated (other than as a result of consummating the Acquisition) or (iii) the Issuer otherwise notifies the Trustee in writing that the Issuer will not pursue the consummation of the Acquisition, then the Issuer will be required to redeem the Notes at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date.

(7)       Repurchase at the Option of Holders. The provisions governing Change of Control Offers are set forth in Section 4.10 of the Indenture.

(8)       Notice of Redemption. Notice of redemption will be given in the manner provided in the Indenture at least ten days (or such shorter period as is specified solely in respect of any Special Mandatory Redemption)

A-4

but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)       Denominations, Transfer, Exchange. The Notes are in registered form without coupons in de-nominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)       Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11)       Amendment, Supplement and Waiver. The Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented as provided in Article 9 of the Indenture.

(12)       Defaults and Remedies. The Events of Default relating to the Notes are set forth in Article 6 of the Indenture.

(13)       No Recourse Against Others. No director, officer, partner, member, employee, incorporator, manager or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Indenture, the Notes, the Subsidiary Guarantees, the Note Security Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Subsidiary Guarantees.

(14)       Authentication. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(15)       Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)       CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

A-5

(17)       GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

DT Midstream, Inc.
500 Woodward Ave., Suite 2900
Detroit, MI 48226
Attention: Treasurer

(18)       SECURITY. The Notes and the Subsidiary Guarantees shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Note Security Documents and the Intercreditor Agreement. The Trustee and the Notes Collateral Agent, as the case may be, shall hold the Collateral for the benefit of the Holders of the Notes, in each case pursuant to the Note Security Documents and the Intercreditor Agreement. Each Holder of the Notes, by accepting this Note, consents and agrees to the terms of the Note Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Note Security Documents and the Intercreditor Agreement (including pursuant to the Intercreditor Agreement Joinder) on the Issue Date, and at any time after Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

A-6

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________ to transfer this Note on the books of the Issuer. The agent substitutes another to act for him.

Date: ________

Your Signature:__________________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-7

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 of the Indenture, check the appropriate box below:

☐ Section 4.10

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$__________

Date: ________

Your Signature:_________________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:____________________________

Signature Guarantee*:______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-8

Schedule of Exchanges of Interests in the Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

A-9

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

DT Midstream, Inc.
500 Woodward Ave., Suite 2900
Detroit, MI 48226

U.S. Bank Trust Company, National Association
West Side Flats St Paul

Attn: Transfers

111 Filmore Avenue E

EP-MN-WS2N

Saint Paul, MN 55107

Re: 5.800% Senior Secured Notes due 2034

Reference is hereby made to the Indenture, dated as of December 6, 2024 (the “Indenture”), among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee and as Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $________in such Note[s] or interests (the “Transfer”), to ________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                 ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.                 ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.

B-1

The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) if the Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.                 ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)       ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)        ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)       ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)       ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.

B-2

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on a Restricted Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

B-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: __________

B-4

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP 23345M AD9), or
(ii)	☐ Regulation S Global Note (CUSIP U2648L AD6), or

(b)        ☐ a Restricted Definitive Note, or

(c)    ☐ a Definitive Note

2. After the Transfer the Transferee will hold:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP 23345M AD9), or
(ii)	☐ Regulation S Global Note (CUSIP U2648L AD6), or
(b)	☐ a Restricted Definitive Note,

in accordance with the terms of the Indenture.

B-5

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

DT Midstream, Inc.
500 Woodward Ave., Suite 2900
Detroit, MI 48226

U.S. Bank Trust Company, National Association
West Side Flats St Paul

Attn: Transfers

111 Filmore Avenue E

EP-MN-WS2N

Saint Paul, MN 55107

Re: 5.800% Senior Secured Notes due 2034 (CUSIP   )

Reference is hereby made to the Indenture, dated as of December 6, 2024 (the “Indenture”), among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee and Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)       ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

DT Midstream, Inc.
500 Woodward Ave., Suite 2900
Detroit, MI 48226

U.S. Bank Trust Company, National Association
West Side Flats St Paul

Attn: Transfers

111 Filmore Avenue E

EP-MN-WS2N

Saint Paul, MN 55107

Re: 5.800% Senior Secured Notes due 2034

Reference is hereby made to the Indenture, dated as of December 6, 2024 (the “Indenture”), among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee and Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $_______ aggregate principal amount of:

☐ a beneficial interest in a Global Note, or

☐ a Definitive Note,

we confirm that:

1.       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein),

D-1

(C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to each of you such certifications, legal opinions and other information as each of you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: ________

D-2

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of _________ ___, 20__, among ________ (the “Guaranteeing Subsidiary”) and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”), and as Notes Collateral Agent (as defined in the Indenture referred to herein).

W I T N E S S E T H

WHEREAS, the DT Midstream, Inc. (the “Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 6, 2024, providing for the issuance of $650,000,000 aggregate principal amount of 5.800% Senior Secured Notes due 2034 (the “Notes”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.       Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article 10 thereof.

3.       No Recourse Against Others. No director, officer, partner, member, employee, incorporator, manager or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Indenture, the Notes, the Subsidiary Guarantees, the Note Security Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Subsidiary Guarantees.

4.       NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

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5.       Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

6.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.       The Trustee and the Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[Guaranteeing Subsidiary]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

By:
Authorized Signatory

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EXHIBIT F

FORM OF SECURITY AGREEMENT